UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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RREEF Property Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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RREEF Property Trust Announces Change to a Telephonic Format
for the 2020 Annual Meeting of Stockholders
New York, New York — April 27, 2020 — RREEF Property Trust, Inc. (NASDAQ: ZRPTAX; ZRPTIX; ZRPTTX) announced today that its upcoming 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will now be held in a telephonic format due to the emerging public health impact of the COVID-19 pandemic, travel guidelines impacting New York, New York and surrounding areas, and to support the health and well-being of its stockholders. The Annual Meeting will be held at the originally scheduled date and time on Thursday, May 7, 2020 at 8:00 a.m. Eastern time.
The timing and process for voting by proxy remains unchanged. Instructions for stockholders of record as of the close of business on March 13, 2020 to access and participate in the Annual Meeting and further information regarding the change to a telephonic Annual Meeting and can be found in the proxy supplement filed by RREEF Property Trust with the Securities and Exchange Commission on April 27, 2020.
For more information on RREEF Property Trust, please visit http://www.rreefpropertytrust.com.
For further information, please contact:
Kenny Juarez
Head of Communications, Americas
DWS Group
(212) 454-9994
kenny.juarez@dws.com